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                                                                    Exhibit 2(c)

                                                                  Execution Copy



                             AMENDMENT NO. 2 TO THE
                  RECAPITALIZATION AGREEMENT AND PLAN OF MERGER


                  Amendment No. 2, dated as of April 25, 1997 (this "Amendment"), to the Recapitalization Agreement and Plan of Merger, dated as of March 4, 1997 (the "Recapitalization Agreement"), among Greenwich II LLC, a Delaware limited liability company (the "Parent"), GST Acquisition Corp., a Delaware corporation (the "Purchaser") and Telex Communications Group, Inc., a Delaware corporation (the "Company"), as amended.

                  WHEREAS, Parent, the Purchaser and the Company have heretofore entered into the Recapitalization Agreement;

                  WHEREAS, Parent, the Purchaser and the Company have agreed to amend certain provisions of the Recapitalization Agreement;

                  WHEREAS, the amended Bank commitments among Parent, the Purchaser and certain banks party thereto (collectively, the "Banks") have been further amended by an amendment dated as of April 17, 1997 (the "Commitment Amendment"), among the Banks, Parent and the Purchaser;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, the Purchaser and the Company do hereby agree as follows:

Section 1. Definitions Unless otherwise defined herein, capitalized terms that are defined in the Recapitalization Agreement and used herein shall have the meanings set forth in the Recapitalization Agreement.

Section 2.        Amendments


                  2.2. Section 2.1(d) of the Recapitalization Agreement is hereby amended by adding the following after the final sentence thereof:

                  "provided that the Purchaser may, at its option, utilize the $25,175,000 of proceeds of its subordinated debt offering to Princess Gate Investors II, L.P. and related investors (on substantially the terms previously provided

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                  to the Company) in connection with the financing of the
                  transactions contemplated by the Recapitalization Agreement (the "Revised Financing Structure"), of which approximately $20,075,000 shall be applied to reduce the net equity capital funds of the Purchaser otherwise required to be provided by the GSCP Group, and the balance shall be applied to reduce the amount of the Rollover Equity and the Rollover Options as reflected on Schedule C. Nothing herein shall be construed as relieving (i) the GSCP Group of its obligation to provide an aggregate of $103,139,783 (subject to adjustment) in connection with the consummation of the financing of the transactions contemplated by the Recapitalization Agreement on the terms and conditions set forth in their written commitments previously provided to the Company (the "Original Financing Structure"), or (ii) the Purchaser of its obligation to consummate the Merger utilizing the Original Financing Structure, in the event that Purchaser for any reason fails to consummate the Merger utilizing the Revised Financing Structure."

                  2.2 Schedule C to the Recapitalization Agreement is amended and restated in its entirety as provided in Attachment I.

Section 3. Commitment Amendment The Company hereby acknowledges receipt of a copy of the Commitment Amendment and agrees that all references to the Bank Commitments in the Recapitalization Agreement shall mean and be a reference to the Bank Commitments as amended by such Commitment Amendment.

Section 4. Miscellaneous

                  4.1 Each reference in the Recapitalization Agreement to "this Agreement", "hereof", "hereunder" or words of like import referring to the Recapitalization Agreement shall mean and be a reference to the Recapitalization Agreement as amended by this Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Recapitalization Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Recapitalization Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

                  4.2 This Amendment may be executed in any number of counterparts each of which shall be an original and all of which taken together shall constitute one and the same Amendment.

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                  4.3 This Amendment shall be governed by, and construed in
accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the day and year first above written.

                               TELEX COMMUNICATIONS GROUP, INC.


                               By:__________________________________
                                  Name:
                                  Title:



                               GREENWICH II LLC


                               By: Greenwich Street Capital Partners, L.P., its managing member
                               By:  Greenwich Street Investments,
                                    L.P., its general partner
                               By:  Greenwich Street Investments,
                                    Inc., General Partner


                               By:__________________________________
                                  Name:  Nicholas E. Somers
                                  Title: Vice President and Treasurer



                               GST ACQUISITION CORP.


                               By:__________________________________
                                  Name:  Nicholas E. Somers
                                  Title: President

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